Exhibit 99.4(b)

[ SCHWAB GENESIS ADVISORY VARIABLE ANNUITY ] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ VA0000001 ]	[ June 1, 2020 ]

OWNER 1	BIRTH DATE OF OWNER 1
[ John Doe ]	[ January 1, 1950 ]

OWNER 2	BIRTH DATE OF OWNER 2
[ None ]	[ Not Applicable ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ John Doe ]	[ January 1, 1950 ]

BENEFICIARY	ANNUITY DATE
As contained in our records	[ January 1, 2045 ]

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT
[ Marketing Name ]	[ Contract Value ]

AGENT	INSURANCE REGULATORY AUTHORITY
[ Allen Agent ]	[ Anystate Department of Insurance ]
[ Brisk Financial Services ]	[ 123-456-7890 ]
[ 5678 High Street ]	[ contact.doi@anystate.gov ]
[ Anycity, Anystate 12345 ]
[ 987-654-3210 ]

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS
[ $100,000.00 ]	[ Non-Qualified ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the	FIXED ACCOUNT — [ 1.00% ]
Guaranteed Account on the Issue Date:	DCA ACCOUNT 1 — [ 2.00% ]
DCA ACCOUNT 2 — [ 3.00% ]

Non-Forfeiture Interest Rate (NFIR) for the	[ 1.00% ]
Guaranteed Account:

[ The Contract’s NFIR for the Guaranteed Account was established on the Issue Date and will not change. It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 — April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%.  The NFIR cannot be less than 1.00% and will not be more than 3.00%.  Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract’s NFIR. ]

ICC20-VDA-P-2006SF-1	[ Schwab Genesis ADV 6/20 ]

A

[ SCHWAB GENESIS ADVISORY VARIABLE ANNUITY ] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Maximum Annuity Date:	The oldest Owner’s or Annuitant’s [ 95th ] birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	$1,000,000.00

Mortality & Expense Risk Charge:	[ 0.15% ] per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	[ 0.10% ] per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

[ Advisory Fee Deductions

You purchased this Contract through a financial intermediary that manages your Contract Value for a fee (“Advisory Fee”). This Advisory Fee is covered in a separate agreement between you and the financial intermediary, and is in addition to the contract fees and charges described in this schedule.  You may instruct us to deduct the Advisory Fee from the Contract Value.  The Advisory Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value, unless you instruct us otherwise.

[ The maximum amount we will deduct from the Contract for Advisory Fees is [ 1.50% ] per year, reduced to

[ 1.00% ] per year if the contract includes a protected lifetime income option, an optional death benefit, or both. ] ]

B

[ SCHWAB GENESIS ADVISORY VARIABLE ANNUITY ] SCHEDULE, continued

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account               DCA Account 1   DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

[ American Funds IS
Asset Allocation Class 4
Blue Chip Income & Growth Class 4
Bond Class 4
Capital Income Builder Class 4
Global Growth Class 4
Global Growth & Income Class 4
Global Small Cap Class 4
Growth Class 4
Growth-Income Class 4
International Class 4
New World Class 4
U.S. Government/AAA-Rated Securities Class 4

Clayton Street (Managed by Janus Capital Management, LLC)
Protective Life Dynamic Allocation Series Conservative
Protective Life Dynamic Allocation Series Moderate
Protective Life Dynamic Allocation Series Growth

Fidelity Investments
Investment-Grade Bond Portfolio SC2
Mid Cap Portfolio SC2

Franklin Templeton Investments
Franklin Flex Cap Growth Class 2
Franklin Income Class 2
Franklin Mutual Global Discovery Class 2
Franklin Mutual Shares Class 2
Franklin Rising Dividends Class 2
Franklin Small Cap Value Class 2
Franklin Small Mid Cap Growth Class 2
Franklin Strategic Income Class 2
Templeton Developing Markets Class 2
Templeton Foreign Class 2
Templeton Global Bond Class 2

Goldman Sachs
Core Fixed Income Service Class
Global Trends Allocation Service Class
Growth Opportunities Service Class
Mid Cap Value Service Class
Strategic Growth Service Class

Great-West
Bond Index Fund

Invesco
Balanced-Risk Allocation Series II
Comstock Series II
Equity and Income Series II
Global Real Estate Series II
Government Securities Series II
Growth and Income Series II
International Growth Series II
Oppenheimer Global Series II
Oppenheimer Government Money Series I
Oppenheimer Main Street Series II

Legg Mason
ClearBridge Variable Mid Cap Class II
ClearBridge Variable Small Cap Class II

Lord Abbett
Bond Debenture Value Class
Dividend Growth Value Class
Fundamental Equity Value Class
Growth Opportunities Value Class

PIMCO
All Asset Advisor Class
Global Diversified Allocation Advisor Class
Long-Term U.S. Government Advisor Class
Low Duration Advisor Class
Real Return Advisor Class
Short Term Advisor Class
Total Return Advisor Class

Royce
Small-Cap Service Class

Schwab
Balanced
Balanced With Growth
Government Money Market Portfolio™
Growth
S&P 500 Index ]

C